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                                                                  EXHIBIT 16.1




August 28, 1997




Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Spinnaker Industries, Inc. dated August 28, 1997.


Yours truly,


Deloitte & Touche LLP